UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Repligen Corporation (“Repligen”) has appointed Olivier Loeillot, Repligen’s President and Chief Commercial Officer, to the role of President and Chief Executive Officer, as successor to Tony J. Hunt, who will serve as Executive Chair of the Repligen board of directors (the “Board”), with such transition to be effective September 1, 2024 (the “Transition Date”). As part of the transition, on June 12, 2024, the Board elected Mr. Loeillot as a member of the Board and appointed Karen A. Dawes, the Board’s current Chair, to the role of Lead Independent Director, each effective as of the Transition Date.

The composition of the Board and its committees did not otherwise change as a result of the appointments described above.

On June 12, 2024, in connection with Mr. Loeillot’s appointment as Chief Executive Officer, Mr. Loeillot and Repligen entered into an employment agreement (the “Loeillot Employment Agreement”), which will supersede and replace Mr. Loeillot’s existing employment agreement with Repligen as of the Transition Date and provides that, beginning on the Transition Date, Mr. Loeillot will receive an annual base salary of $750,000 and will be eligible to receive an annual performance bonus targeted at 85% of Mr. Loeillot’s annual base salary (provided that, with respect to the portion of the 2024 bonus year prior to the Transition Date, Mr. Loeillot’s target annual bonus shall be 75% of his annual base salary (i.e., the bonus target for his role as President and Chief Commercial Officer)). The Loeillot Employment Agreement also provides for the grant to Mr. Loeillot of an annual equity award for 2024 with an aggregate grant date fair value of $5,000,000, 50% of which will be in the form of time-based restricted stock units, 25% of which will be in the form of options to purchase Repligen’s common stock and 25% of which will be in the form of performance-based restricted stock units.

Additionally, the Loeillot Employment Agreement provides for certain severance benefits if certain conditions are met (including Mr. Loeillot’s executing a release in favor of Repligen), including:

•

if Mr. Loeillot’s employment terminates due to his death or disability, (a) a pro-rata portion of all outstanding time-based equity awards held by Mr. Loeillot will accelerate and vest, (b) a pro-rata portion of all outstanding performance-based equity awards held by Mr. Loeillot will vest (if at all) at the end of the performance period based on actual performance, and (c) each outstanding vested stock option held by Mr. Loeillot will remain exercisable until the earlier of the one-year anniversary of the accelerated vesting date and the original expiration date of the stock option;

•

if Repligen terminates Mr. Loeillot’s employment without cause or if Mr. Loeillot resigns for good reason, (a) Repligen will pay Mr. Loeillot an amount equal to 1.5 times his annual base salary (paid in installments over 18 months), (b) 100% of the unvested portion of the equity awards granted to Mr. Loeillot in connection with his initial hire by Repligen will accelerate and vest, (c) 50% of all other time-based equity awards held by Mr. Loeillot will accelerate and vest, (d) a pro-rata portion of other outstanding performance-based equity awards held by Mr. Loeillot will vest (if at all) at the end of the performance period based on actual performance and (e) each outstanding vested stock option held by Mr. Loeillot will remain exercisable until the earlier of the one-year anniversary of the accelerated vesting date and the original expiration date of the stock option; and

•

if Repligen (or its successor) terminates Mr. Loeillot’s employment without cause or if Mr. Loeillot resigns for good reason, in each case within 24 months following a change in control of Repligen, in lieu of the severance payments and benefits described in the preceding paragraph, (a) Repligen will pay Mr. Loeillot a lump sum cash payment in an amount equal to 2.0 times the sum of his annual base salary (or his annual base salary in effect immediately prior to the change in control, if higher) and his target annual performance bonus for the year in which the date of termination occurs, (b) Repligen will pay Mr. Loeillot a pro-rata portion of Mr. Loeillot’s target bonus for the year in which the date of termination occurs and (c) all equity awards held by Mr. Loeillot will accelerate and vest (with performance deemed to be met at the greater of the target level of performance or the actual level of performance on the date of termination for any equity awards subject to performance-based vesting).

Also on June 12, 2024, in connection with Mr. Hunt’s appointment to the role of Executive Chair, Mr. Hunt and Repligen further amended and restated Mr. Hunt’s employment agreement (as amended and restated, the “Hunt Employment Agreement”). Pursuant to the terms of the Hunt Employment Agreement, it is anticipated that Mr. Hunt will serve as Executive Chair until March 2026 and will serve as an advisor to Repligen thereafter, until March 2027. Beginning on the Transition Date, Mr. Hunt will receive an initial annual base salary of $440,000 and will be eligible to receive an annual performance bonus targeted at 52.5% of his annual base salary (provided that, with respect to the portion of the 2024 bonus year prior to the Transition Date, Mr. Hunt’s target annual bonus shall be 105% of his base salary (i.e., the bonus target for his role as Chief Executive Officer)). When Mr. Hunt begins his role as an advisor and is no longer serving as Executive Chair, his annual base salary shall be the applicable Fair Labor Standards Act base salary minimum for Massachusetts employees in effect from time to time and he will not be eligible to receive an annual performance bonus. Mr. Hunt’s outstanding equity awards will continue to vest so long as he is continuing to provide services to Repligen.

Additionally, the Hunt Employment Agreement provides for certain severance benefits if certain conditions are met (including Mr. Hunt’s executing a release in favor of Repligen), including:

•

if Mr. Hunt remains employed with Repligen until March 2027, a pro-rata portion of all outstanding performance-based equity awards held by Mr. Hunt will vest (if at all) at the end of the performance period based on actual performance; and

•

if Repligen terminates Mr. Hunt’s employment without cause or if his employment terminates due to his death or disability, (a) Repligen will pay Mr. Hunt an amount equal to his base salary from the date of termination until March 2027 (payable in installments through March 2027), (b) all time-based equity awards held by Mr. Hunt that would have vested had he remained employed until March 2027 will accelerate and vest and (c) a pro-rata portion of all performance-based equity awards held by Mr. Hunt will remain eligible to vest at the end of the performance period based on actual performance.

Mr. Loeillot and Mr. Hunt will also be entitled to certain customary Repligen-subsidized COBRA severance benefits in the event that they qualify for severance benefits. The foregoing summaries of the Loeillot Employment Agreement and Hunt Employment Agreement are qualified in their entirety by reference to the Loeillot Employment Agreement and Hunt Employment Agreement, which Repligen plans to file as exhibits to its quarterly report on Form 10-Q for the quarter ending June 30, 2024.

Information about Mr. Loeillot’s business experience can be found in the press release detailing Mr. Loeillot’s appointment as Chief Executive Officer issued by Repligen on June 13, 2024, attached as Exhibit 99.1 to Repligen’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2024, which biographical information contained in paragraph 4 thereof is incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: June 14, 2024	By:	/s/ Tony J. Hunt
Tony J. Hunt
Chief Executive Officer